UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2020

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Item 8.01 Other Events

As previously reported, on April 14, 2020, Adamis Pharmaceuticals Corporation (the “Company”) received a letter from the Listing Qualifications Department of The NASDAQ Capital Market (“Nasdaq”) notifying the Company that it has been granted an additional 180-day compliance period or until October 5, 2020, to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq's Marketplace Rule 5550(a)(2) (the “Rule”). On April 21, 2020, the Company received an additional notice from Nasdaq (the “Tolling Notice”), which stated that, due to current market conditions, Nasdaq has determined to toll the compliance period for the Rule through June 30, 2020. As a result, the new date by which the Company has to regain compliance with the Rule is December 21, 2020.

The Tolling Notice does not impact the Company’s listing on The Nasdaq Capital Market at this time. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to December 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: April 27, 2020	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer